 UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 21, 2014

Cypress Energy Partners, L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-36260	61-1721523
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation or organization)	File Number)	Identification No.)

5727 S. Lewis Avenue, Suite 500

Tulsa, Oklahoma 74105
(Address of principal executive office) (Zip Code)

(918) 748-3900
(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 21, 2014, Cypress Energy Partners, L.P. (the “Partnership”) completed its initial public offering (the “Offering”) of 4,312,500 common units representing limited partner interests in the Partnership (“Common Units”), which included 562,500 Common Units pursuant to the underwriters’ option to purchase additional Common Units, at $20.00 per Common Unit pursuant to a Registration Statement on Form S-1, as amended (File No. 333-192328), initially filed by the Partnership with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), on November 13, 2013. The material provisions of the Offering are described in the prospectus, dated January 14, 2014, filed with the Commission on January 15, 2014, pursuant to Rule 424(b) under the Securities Act (the “Prospectus”).

Contribution, Conveyance and Assumption Agreement

The description of the Contribution Agreement (as defined below) provided below under Item 2.01 is incorporated in this Item 1.01 by reference. A copy of the Contribution Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Omnibus Agreement

On January 21, 2014, in connection with the closing of the Offering, the Partnership entered into an Omnibus Agreement (the “Omnibus Agreement”) with Cypress Energy Partners GP, LLC, the general partner of the Partnership (the “General Partner”), Cypress Energy Holdings, LLC (“Cypress Holdings”), Cypress Energy Management, LLC (“CEM”), Cypress Energy Partners, LLC (“Cypress LLC”), Cypress Energy Partners – TIR, LLC (“CEP TIR”), Foley Inspection Services ULC (“TIR Foley”), Tulsa Inspection Resources, LLC (“TIR”), Tulsa Inspection Resources – Canada ULC (“TIR Canada”), Tulsa Inspection Resources Holdings, LLC (“TIR Holdings”), Tulsa Inspection Resources – Nondestructive Examination, LLC (“TIR NDE,” together with TIR Foley, TIR, TIR Canada and TIR Holdings, the “TIR entities”), Mr. Charles C. Stephenson, Jr. and Ms. Cynthia Field. As more fully described in the Prospectus, the Omnibus Agreement addresses the following matters:

•	the Partnership’s payment of an annual administrative fee initially in the amount of $4.0 million to be paid in quarterly installments to Cypress Holdings for providing the Partnership with certain partnership overhead services, including for certain executive management services by certain officers of the General Partner, and compensation expense for all employees required to manage and operate the Partnership’s business. This fee also includes the incremental general and administrative expenses the Partnership will incur as a result of being a publicly traded partnership;
•	limitations on the amount of indebtedness CEP TIR may incur under the Partnership’s $120 million secured credit agreement with Deutsche Bank AG, New York Branch and BMO Harris Bank and the allocation of certain interest expenses to the TIR entities;
•	the Partnership’s right of first offer on Cypress Holdings’ and its subsidiaries’ assets used in, and entities primarily engaged in, providing saltwater disposal and other water and environmental services and pipeline inspection and integrity services, including the remaining interest in the TIR entities; and

•	indemnification of the Partnership by Cypress Holdings for certain environmental and other liabilities, including events and conditions associated with the Partnership’s operation of assets that occur prior to the closing of the Offering and the Partnership’s obligation to indemnify Cypress Holdings for events and conditions associated with the operation of the Partnership’s assets that occur after the closing of the Offering and for environmental liabilities related to the Partnership’s assets to the extent Cypress Holdings is not required to indemnify the Partnership.

So long as Cypress Holdings controls the General Partner, the Omnibus Agreement will remain in full force and effect, unless the Partnership and Cypress Holdings agree to terminate it sooner. If Cypress Holdings ceases to control the General Partner, either party may terminate the Omnibus Agreement, provided that the indemnification obligations will remain in full force and effect in accordance with their terms. The Partnership and Cypress Holdings may agree to amend the Omnibus Agreement; however, amendments that the General Partner determines are adverse to the Partnership’s unitholders will also require the approval of the conflicts committee.

The foregoing description is not complete and is qualified in its entirety by reference to the Omnibus Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Long-Term Incentive Plan

In connection with the closing of the Offering, the board of directors of the General Partner (the “Board”) adopted the Cypress Energy Partners, L.P. 2013 Long-Term Incentive Plan (the “LTIP”). The LTIP provides for the grant, from time to time at the discretion of the Board or any delegate thereof, subject to applicable law, of unit awards, restricted units, phantom units, unit options, unit appreciation rights, distribution equivalent rights, profits interest units and other unit-based awards. The purpose of awards under the LTIP is to provide additional incentive compensation to employees providing services to the Partnership, and to align the economic interests of such employees with the interests of the Partnership’s unitholders. The LTIP limits the number of units that may be delivered pursuant to vested awards to 1,182,600 Common Units, subject to proportionate adjustment in the event of unit splits and similar events. Common Units subject to awards that are cancelled, forfeited, withheld to satisfy exercise prices or tax withholding obligations or otherwise terminated without delivery of the Common Units will be available for delivery pursuant to other awards.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the LTIP, which is filed as Exhibit 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On January 21, 2014, in connection with the closing of the Offering, the Partnership entered into a Contribution, Conveyance and Assumption Agreement (the “Contribution Agreement”) with Cypress Holdings, Cypress Energy Holdings II, LLC, Cypress LLC, the General Partner, Cypress Energy Partners – SBG, LLC, CEP TIR, TIR, Mr. Charles C. Stephenson, Jr., Ms. Cynthia Field, Mr. G. Les Austin and Mr. Richard Carson. Immediately prior to the closing of the Offering, the following transactions, among others, occurred pursuant to the Contribution Agreement:

•	CEP TIR, Charles C. Stephenson, Jr. and Cynthia Field contributed, as a capital contribution, an aggregate 50.1% interest in each of the TIR entities to the Partnership in exchange for an aggregate of 929,250 Common Units and 929,250 subordinated units representing limited partner interests (the “Subordinated Units”) representing an aggregate 15.8% limited partner interest in the Partnership;
•	Cypress Holdings indirectly contributed, as a capital contribution, to the Partnership its interests in Cypress LLC, except that Cypress Holdings retained the assets and liabilities associated with Cypress LLC’s SWD facility in Sheridan County, Montana, and a permit associated with the construction of a potential new SWD facility, in exchange for (a) an aggregate of 671,250 Common Units and 4,939,299 Subordinated Units (excluding 44,451 Subordinated Units being issued to certain members of the Partnership’s management) representing an aggregate 47.4% limited partner interest in the Partnership and (b) the right to receive all of the net proceeds from this offering;
•	the General Partner maintained its 0.0% non-economic general partner interest in the Partnership and received the Partnership’s incentive distribution rights;
•	the public, through the underwriters, contributed $86,250,000 in cash (or $80,643,750, net of the underwriters’ discounts and commissions of $5,606,250) to the Partnership in exchange for the issuance of 4,312,500 Common Units by the Partnership.

These transfers and distributions were made in a series of steps outlined in the Contribution Agreement.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Contribution Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The description in Item 2.01 above of the issuance of equity interests by the Partnership on January 21, 2014 in connection with the consummation of the transactions contemplated by the Contribution Agreement is incorporated in this Item 3.02 by reference. The foregoing transactions were undertaken in reliance upon the exemption from the registration requirements of the Securities Act afforded by Section 4(2) thereof. The Partnership believes that exemptions other than the foregoing exemption may exist for these transactions.

Each of the Subordinated Units granted under the Contribution Agreement will convert into one Common Unit at the end of the subordination period and then will participate pro rata with the other Common Units in distributions of available cash. Unless earlier terminated pursuant to the terms of the Partnership’s Partnership Agreement (as defined below), the subordination period will extend until the first business day of any quarter beginning after December 31, 2016, that the Partnership meets the financial tests set forth in the Partnership Agreement, but may end sooner if the Partnership meets additional financial tests.

The description of the subordination period contained in the section entitled “Provisions of Our Partnership Agreement Relating to Cash Distributions — Subordinated Units and Subordination Period” of the Prospectus is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The description of the LTIP provided above under Item 1.01 is incorporated in this Item 5.02 by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

First Amended and Restated Agreement of Limited Partnership of Cypress Energy Partners, L.P.

On January 21, 2014, in connection with the closing of the Offering, the Agreement of Limited Partnership of the Partnership was amended and restated by the First Amended and Restated Agreement of Limited Partnership of Cypress Energy Partners, L.P. (as amended and restated, the “Partnership Agreement”). A description of the Partnership Agreement is contained in the Prospectus in the section entitled “Our Partnership Agreement” and incorporated herein by reference.

The foregoing description is not complete and is qualified in its entirety by reference to the Partnership Agreement, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Amended and Restated Limited Liability Company Agreement of Cypress Energy Partners, L.P.

On January 21, 2014, in connection with the closing of the Offering, the General Partner amended and restated its limited liability company agreement (as amended and restated, the “LLC Agreement”). The amendments to the LLC Agreement include provisions regarding, among other things, the rights of the members of the General Partner, distributions and allocations and management by the Board.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the LLC Agreement, which is filed as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
3.1	First Amended and Restated Agreement of Limited Partnership of Cypress Energy Partners, L.P. dated as of January 21, 2014.
3.2	Amended and Restated Limited Liability Company Agreement of Cypress Energy Partners GP, LLC dated as of January 21, 2014.
10.1	Contribution, Conveyance and Assumption Agreement dated as of January 21, 2014, by and among Cypress Energy Partners, L.P., Cypress Energy Holdings, LLC, Cypress Energy Holdings II, LLC, Cypress Energy Partners, LLC, Cypress Energy Partners GP, LLC, Cypress Energy Partners – SBG, LLC, Cypress Energy Partners – TIR, LLC, Tulsa Inspection Resources, LLC, Mr. Charles C. Stephenson, Jr., Ms. Cynthia Field, Mr. G. Les Austin and Mr. Richard Carson.
10.2	Omnibus Agreement dated as of January 21, 2014, by and among Cypress Energy Partners, L.P., Cypress Energy Holdings, LLC, Cypress Energy Management, LLC, Cypress Energy Partners, LLC, Cypress Energy Partners GP, LLC, Cypress Energy Partners – TIR, LLC, Foley Inspection Services ULC, Tulsa Inspection Resources, LLC, Tulsa Inspection Resources – Canada ULC, Tulsa Inspection Resources Holdings, LLC, Tulsa Inspection Resources – Nondestructive Examination, LLC, Charles C. Stephenson, Jr. and Cynthia Field.
10.3	Cypress Energy Partners, L.P. 2013 Long-Term Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cypress Energy Partners, L.P.

	By:	Cypress Energy Partners GP, LLC,
its general partner

Dated: January 27, 2014		By:	/s/ G. Les Austin
			Name:	G. Les Austin
			Title:	Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
3.1	First Amended and Restated Agreement of Limited Partnership of Cypress Energy Partners, L.P. dated as of January 21, 2014.
3.2	Amended and Restated Limited Liability Company Agreement of Cypress Energy Partners GP, LLC dated as of January 21, 2014.
10.1	Contribution, Conveyance and Assumption Agreement dated as of January 21, 2014, by and among Cypress Energy Partners, L.P., Cypress Energy Holdings, LLC, Cypress Energy Holdings II, LLC, Cypress Energy Partners, LLC, Cypress Energy Partners GP, LLC, Cypress Energy Partners – SBG, LLC, Cypress Energy Partners – TIR, LLC, Tulsa Inspection Resources, LLC, Mr. Charles C. Stephenson, Jr., Ms. Cynthia Field, Mr. G. Les Austin and Mr. Richard Carson.
10.2	Omnibus Agreement dated as of January 21, 2014, by and among Cypress Energy Partners, L.P., Cypress Energy Holdings, LLC, Cypress Energy Management, LLC, Cypress Energy Partners, LLC, Cypress Energy Partners GP, LLC, Cypress Energy Partners – TIR, LLC, Foley Inspection Services ULC, Tulsa Inspection Resources, LLC, Tulsa Inspection Resources – Canada ULC, Tulsa Inspection Resources Holdings, LLC, Tulsa Inspection Resources – Nondestructive Examination, LLC, Charles C. Stephenson, Jr. and Cynthia Field.
10.3	Cypress Energy Partners, L.P. 2013 Long-Term Incentive Plan.